EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GelTech Solutions, Inc. filed on September 29, 2008, and Form S-1 of GelTech Solutions, Inc. filed on March 13, 2012 of our report dated September 28, 2012 on the consolidated financial statements of GelTech Solutions, Inc. and Subsidiaries, as of June 30, 2012 and 2011 and for the each of the two years in the period ended June 30, 2012.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 28, 2012